                                                                  CONFORMED COPY







                            STOCK EXCHANGE AGREEMENT

                                  by and among

                              IDT Investments Inc.,

                                IDT Corporation,

                               IDT America, Corp.,

                             225 Old NB Road, Inc.,

                             226 Old NB Road, Inc.,

                      60 Park Place Holding Company, Inc.,

                           Liberty Media Corporation,

                           Microwave Holdings, L.L.C.

                                       and

                           Liberty TP Management, Inc.









                              Dated April 18, 2001

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                            STOCK EXCHANGE AGREEMENT


                  THIS STOCK EXCHANGE AGREEMENT, dated as of April 18, 2001 (as the same may be amended or modified from time to time, this "Agreement"), by and among IDT Investments Inc., a Nevada corporation (the "Company"), IDT Corporation, a Delaware corporation ("IDTC"), IDT America, Corp., a New Jersey corporation ("IDTA"), 225 Old NB Road, Inc., a New Jersey corporation ("225 Old NB Road"), 226 Old NB Road, Inc., a New Jersey corporation ("226 Old NB Road"), 60 Park Place Holding Company, Inc., a New Jersey corporation ("60 Park Place"), Liberty Media Corporation, a Delaware corporation ("LMC"), Microwave Holdings, L.L.C., a Delaware limited liability company ("Microwave Holdings"), and Liberty TP Management, Inc., a Delaware corporation ("TP Management").

                                   WITNESSETH:

                  WHEREAS, IDTC and LMC have undertaken an expansion of their existing strategic relationship, as detailed in the Memorandum of Understanding attached hereto as Exhibit A, in order to leverage the strengths of each party into greater value creation;

                  WHEREAS, Microwave Holdings is the beneficial and record owner of all of the issued and outstanding capital stock of Microwave Services, Inc. a Delaware corporation ("Microwave Services"), and Microwave Services is the beneficial and record owner of 21,436,689 shares (the "Teligent Shares") of Class A Common Stock, par value $0.01 per share, of Teligent, Inc. ("Teligent"), a Delaware corporation (the "Teligent Common Stock");

                  WHEREAS, TP Management is the beneficial and record owner of
(a) 50,000 shares (the "ICG Shares") of the 8% Series A-1 Convertible Preferred Stock, par value $0.01 per share (the "Series A-1 ICG Preferred Stock"), of ICG Communications, Inc., a Delaware corporation ("ICG"), and (b) a Warrant (the "ICG Warrant") to purchase an aggregate of 6,666,667 shares of common stock, par value $0.01 per share, of ICG (the "ICG Common Stock");

                  WHEREAS, Microwave Holdings and TP Management desire to exchange all the issued and outstanding capital stock of Microwave Services, in the case of Microwave Holdings, and the ICG Shares and ICG Warrant, in the case of TP Management for (i) 7,500 and 2,500 shares, respectively, of Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock" ) and (ii) 30,000 and 10,000 shares, respectively, of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred Stock");

                  WHEREAS, the Company desires to acquire the interests currently held by Microwave Holdings in Teligent and by TP Management in ICG;

                  WHEREAS, the Acquisition (as defined below) arose as a result of an inquiry by the management of the Company as to whether LMC had, or knew of, any opportunity to acquire financially distressed entities engaged in the telecommunications business for the purpose of revitalizing those entities through the provision of necessary managerial services, relationships and assets;



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                  WHEREAS, the Acquisition was precipitated by the desire of the parties to the transaction to accomplish those goals by combining their interests in Teligent, ICG and the Company (which corporations are, directly or indirectly through Affiliates, engaged in complementary or similar lines of the telecommunications business) for the purpose of maximizing the value of their stock and warrants therein through the intended realization of definite and substantial economic benefits that are intended to be derived from uniting those interests under the management of a single entity and the provision of necessary managerial services, relationships and assets thereto;

                  WHEREAS, LMC has notified the Company of certain other interest holders in Teligent and ICG and the Company is pursuing opportunities to acquire additional interests and to further consolidate its ownership with respect thereto;

                  WHEREAS, pursuant to a plan among the parties to this Agreement, each of IDTC, 225 Old NB Road, 226 Old NB Road, 60 Park Place and IDTA will transfer to the Company on the Closing Date (as defined below) or as soon as practicable thereafter, in exchange for an aggregate of 53,504 shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock"), certain assets which the Company desires to acquire and which are described in Section 6.03 hereof; and

                  WHEREAS, for Federal income tax purposes, it is intended that the Exchange (as defined below) will qualify as an exchange under the provisions of section 351(a) of the Code (as defined below).

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                           DEFINITIONS; INTERPRETATION

                  SECTION 1.01 Definitions.

                  For the purposes of this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, neither AT&T Corp. nor any Subsidiary of AT&T Corp. that is not a member of the Liberty Media Group (as defined in the certificate of incorporation, as amended, of AT&T Corp.) shall be deemed to be an Affiliate of LMC or any of its Affiliates for purposes of this Agreement.

                  "Acquisition" shall have the meaning ascribed to such term in
Section 2.01 hereof.



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                  "Applicable Law" shall mean any foreign, United States
federal, state or local law, statute, rule, regulation, common law, order, writ, injunction, judgment, decree or permit of any Governmental Entity.

                  "Asset Transfer" shall have the meaning ascribed to such term in Section 6.03 hereof.

                  "Bankruptcy Code" means the Bankruptcy Code of the United States of America, as amended (11 U.S.C.A. Section 101, et seq.), and any rules or regulations promulgated by any Governmental Entity under such statute.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

                  "Commission" shall mean the Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Securities Exchange Act of 1934, as amended.

                  "Contract" shall mean any contract, lease, indenture, agreement, commitment, and any other legally binding arrangement, whether in existence on the date hereof or subsequently entered into, whether oral or in writing, including any amendment thereto.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware, in effect as of the date hereof, and any amendments or successor statutes thereto.

                  "Encumbrance" shall mean any mortgage, claim, charge, lien, security interest, easement, right of way, pledge, covenant, restriction or encumbrance of any nature whatsoever.

                  "Exchange" shall mean, collectively, the Acquisition and the Asset Transfer, taken as a whole.

                  "Final Determination" shall mean a determination as defined in section 1313(a) of the Code or any other event which finally and conclusively establishes the amount of any liability for Taxes.

                  "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign.

                  "Person" shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

                  "Straddle Tax Return" shall mean any Tax Return relating to a taxable period beginning before and ending after the Closing Date.



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                  "Subsidiary" shall mean, with respect to any Person, another
Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least 50% of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

                  "Taxes" shall mean any and all Federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

                  "Taxable Period" means any taxable year or any other period that is treated as a taxable year or any portion thereof (or other period, or portion thereof, in the case of a Tax imposed with respect to such other period, e.g., a quarter) with respect to which any Tax may be imposed under any applicable statute, rule, or regulation.

                  "Tax Return" means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including, without limitation, all amendments thereof and schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

                  SECTION 1.02 Interpretation. (a) When used in this Agreement the words "include", "includes" and "including" shall be deemed to be followed by the words "without limitation."

                  (b) Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) When used in this Agreement, the word "or" is not exclusive.

                  (d) All references to recitals, Articles, Sections, Exhibits and Schedules shall be deemed references to recitals, Articles, Sections, Exhibits and Schedules to this Agreement.

                  (e) This Agreement shall be deemed drafted jointly by all the parties hereto and shall not be specifically construed against any party hereto based on any claim that such party or its counsel drafted this Agreement.


                                   ARTICLE II

                        ACQUISITION OF THE COMPANY STOCK

                  SECTION 2.01 Acquisition of Acquired Securities. Upon the terms and subject to the conditions of this Agreement (a) the Company hereby agrees to issue to Microwave Holdings, and Microwave Holdings hereby agrees to acquire from the Company, 30,000 shares of Series A Preferred Stock and 7,500 shares of Class B Common Stock and (b) the Company hereby agrees to issue to TP Management, and TP Management hereby agrees to acquire from the Company, 10,000 shares of Series A Preferred Stock and 2,500 shares of Class B Common Stock



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(the securities to be issued to Microwave Holdings and TP Management pursuant to this Section 2.01 are referred to herein collectively as the "Acquired Securities" and the acquisition of the Acquired Securities by Microwave Holdings and TP Management pursuant to this Section 2.01 is referred to herein as the "Acquisition").

                  SECTION 2.02 Consideration. In consideration of the issuance of the Acquired Securities to be issued to it, (a) Microwave Holdings shall transfer to the Company all of the issued and outstanding capital stock of Microwave Services and (b) TP Management shall transfer to the Company the ICG Shares and the ICG Warrant (the interests to be transferred by the respective parties referred to herein as the "Transferred Interests").

                  SECTION 2.03 The Closing. Upon the terms and subject to the conditions contained in this Agreement, the closing of the Acquisition (the "Closing") shall take place on the date hereof, at 10:00 A.M., Reno, Nevada time, at the offices of Woodburn and Wedge, 6100 Neil Road, Suite 500, Reno, Nevada 89511, or at such other time or at such other place as shall be mutually agreed upon by the parties hereto. The date on which the Closing occurs is herein referred to as the "Closing Date."


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents, warrants and acknowledges to Microwave Holdings and TP Management as follows:

                  SECTION 3.01 Organization, Good Standing and Qualification.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted.

                  (b) The Company has delivered to Microwave Holdings and TP Management true and complete copies of the Articles of Incorporation, as amended to date, and By-laws, as in effect on the date hereof, of the Company.

                  SECTION 3.02 Corporate Authority. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company has duly executed and delivered this Agreement. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  SECTION 3.03 Capital Structure. The authorized capital stock of the Company consists of (i) 500,000 shares of Class A Common Stock, $0.01 par value, of which 190,758 shares are outstanding as of the date hereof, with 1,101 shares held by IDTC, 188,556 shares held by IDT Nevada Holdings, Inc., a wholly-owned Subsidiary of IDTC, and 1,101 shares held by LMC, (ii) 200,000 shares of Class B Common Stock, $0.01 par value, of which no shares are outstanding as of the date hereof and (iii) 150,000 shares of "blank check" preferred stock,



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$0.01 par value, of which 75,000 shares have been designated "Series A
Convertible Preferred Stock" and none of which are outstanding as of the date hereof. All of the outstanding shares of Class A Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Acquired Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

                  SECTION 3.04 Actions and Proceedings. As of the date of this Agreement, there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, nor any outstanding judgments, orders, writs, injunctions or decrees of any Governmental Entity against the Company that (i) seek to prevent or materially restrict or delay the consummation of the transactions contemplated hereby or
(ii) would likely have a material adverse effect on the transactions contemplated by this Agreement.

                  SECTION 3.05 No Violation. The execution, delivery and performance of this Agreement by the Company and the issuance and transfer of the Acquired Securities by the Company hereunder do not and will not constitute or result in (i) a breach or violation of, or a default under, the Articles of Incorporation or By-laws of the Company, (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of an Encumbrance on the assets of the Company (with or without notice, lapse of time or both) pursuant to any Contract binding upon the Company or any Applicable Law or (iii) any change in the rights or obligations of any party under any Contract binding upon the Company, except, in the case of clause (ii) or (iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not likely have a material adverse effect on the transactions contemplated by this Agreement. No provision of any Applicable Law, injunction, order or decree of any Governmental Entity is in effect that has the effect of making the transactions contemplated by this Agreement illegal or would likely have a material adverse effect on the transactions contemplated by this Agreement.

                  SECTION 3.06 Consents and Approvals. Assuming the correctness of the representations by Microwave Holdings and TP Management in Article IV, all authorizations, consents, approvals, licenses, qualifications or exemptions from, or any filings, declarations or registrations with, any Governmental Entity or any other Person required in connection with the execution, delivery or performance by the Company of this Agreement have been made or obtained and are in full force and effect as of the date hereof, other than authorizations, consents, approvals, licenses or qualifications the absence of which would not likely have a material adverse effect on the transactions contemplated by this Agreement.

                  SECTION 3.07 Ownership of AT&T Securities. As of the date hereof, neither IDTC nor any of its Subsidiaries owns, beneficially or of record, any securities of AT&T Corp. or of any direct or indirect Subsidiary of AT&T Corp.


                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF MICROWAVE HOLDINGS AND
                                  TP MANAGEMENT

                  Each of Microwave Holdings, as to itself and Microwave Services, and TP Management, as to itself and ICG, severally and not jointly, hereby represents, warrants and acknowledges to the Company as follows:



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                  SECTION 4.01 Ownership. (a) Microwave Holdings represents and warrants that (i) it is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) it is the beneficial and record holder of all of the issued and outstanding capital stock of Microwave Services (the "Microwave Services Stock"), (iii) Microwave Services is the beneficial and record holder of the Teligent Shares, free and clear of any Encumbrances other than as are (A) specifically set forth in the Stockholders Agreement, dated January 13, 2001, among Alex J. Mandl, LMC, Telcom-DTS Investors, L.L.C., and Microwave Services, a true and complete copy of which has been provided by Microwave Holdings to the Company (the "2000 Teligent Stockholders Agreement"), (B) specifically set forth in the Stockholders Agreement, dated as of November 26, 1997, by and among Teligent, Microwave Services, Telcom-DTS Investors, L.L.C. and NTTA&T Investment Inc. (the "1997 Teligent Stockholders Agreement"), (C) specifically set forth in the Registration Rights Agreement, dated as of March 6, 1998, by and between Teligent and Microwave Services (the "Teligent Registration Rights Agreement") or (D) imposed by Section 203 of the DGCL, (iv) it has the right, power and authority to transfer and deliver the Microwave Services Stock as provided in this Agreement and (v) upon delivery of the Microwave Services Stock as provided in this Agreement, there shall be vested in the Company good and valid title to the Microwave Services Stock, free and clear of any Encumbrances.

                  (b) TP Management represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) it is the beneficial and record holder of the ICG Shares and the ICG Warrant, (iii) it has the right, power and authority to transfer and deliver the ICG Shares and the ICG Warrant as provided in this Agreement and (iv) upon delivery of the ICG Shares and ICG Warrant as provided in this Agreement, there shall be vested in the Company good and valid title to the ICG Shares and the ICG Warrant, free and clear of any Encumbrances other than as are (A) specifically set forth in the ICG Warrant, a true and complete copy of which has been provided by TP Management to the Company, (B) specifically set forth in the Certificate of Designation of ICG designating the Series A-1 ICG Preferred Stock, a true and complete copy of which has been provided by TP Management to the Company, (C) specifically set forth in the Registration Rights Agreement, dated as of April 7, 2000, between ICG, LMC and the other purchasers named therein (the "ICG Registration Rights Agreement"), and (D) imposed by the Bankruptcy Code or any decisions or orders by any Governmental Entity pursuant to the Bankruptcy Code of which TP Management does not have knowledge.

                  SECTION 4.02 Authority. It has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. It has duly executed and delivered this Agreement. This Agreement is a valid and binding agreement of such party enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  SECTION 4.03 Organization of Microwave Services; Holding Company. (a) Microwave Holdings represents that Microwave Services is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate or similar power to carry on its business as now being conducted. Microwave Services holds no assets other than the Teligent Shares and has no Contractual obligations other than (i) contingent liabilities pursuant to the Tax Sharing Agreement, dated as of March 9, 1999, by and among AT&T Corp., LMC and the other parties thereto, as amended, a copy of which has been



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provided by Microwave Holdings to the Company (the "Tax Sharing Agreement") and
(ii) obligations pursuant to the Contracts described in Section 4.01.

                  (b) Microwave Holdings has delivered to the Company true and complete copies of the Articles of Incorporation, as amended to date, and By-laws, as in effect on the date hereof, of Microwave Services.

                  SECTION 4.04 Capital Structure of Microwave Services(a) . (a) Microwave Holdings represents and warrants that the authorized capital stock of Microwave Services consists of 10,000 shares of Common Stock, $0.01 par value, of which 1,800 shares are outstanding as of date hereof. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. There are no other securities of Microwave Services issued or outstanding.

                  (b) As of the date hereof, except as set forth in this Section 4.04, there are no outstanding (i) shares of capital stock, debt securities or other voting securities of Microwave Services, (ii) securities of Microwave Services convertible into or exchangeable for shares of capital stock, debt securities or voting securities of Microwave Services, or (iii) subscriptions, calls, contracts, commitments, understandings, restrictions, arrangements, rights, warrants, options or other rights to acquire from Microwave Services, or obligations of Microwave Services to issue, any capital stock, debt securities, voting securities or securities convertible into or exchangeable for capital stock, debt securities or voting securities of Microwave Services or obligating Microwave Services to grant, extend or enter into any such agreement or commitment (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Microwave Services Securities"). There are no outstanding obligations of Microwave Services to repurchase, redeem or otherwise acquire any Microwave Services Securities. There are no voting trusts, proxies or other agreements or understandings to which Microwave Services is a party or is bound with respect to the voting of any shares of capital stock of Microwave Services.

                  SECTION 4.05 No Other Agreement to Transfer the Transferred Interests. It does not have any binding obligation, absolute or contingent, oral or written, to any other Person to transfer any of the Transferred Interests (other than the transactions contemplated hereby).

                  SECTION 4.06 Actions and Proceedings. As of the date of this Agreement, there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of such party, threatened against such party, nor any outstanding judgments, orders, writs, injunctions or decrees of any Governmental Entity against such party that (i) seek to prevent or materially restrict or delay the consummation of the transactions contemplated by this Agreement or (ii) would likely have a material adverse effect on the transactions contemplated by this Agreement.

                  SECTION 4.07 No Violation. (a) The execution, delivery and performance of this Agreement by such party do not and will not constitute or result in (i) a breach or violation of, or a default under, the Articles of Incorporation or By-laws of such party, (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of an Encumbrance on the Transferred Interests (with or without notice, lapse of time or both) pursuant to, any Contracts applicable to such party or the Transferred Interests or any Applicable Law or (iii) any change in the rights or obligations of any party under any Contracts applicable to it or the Transferred Interests other than the Preferred Stock and Warrant Purchase Agreement, dated as of February 27, 2000 by and between ICG, HMTF Bridge ICG, LLC, LMC and Gleacher/ICG Investors, LLC, a true and complete copy of which has been provided by TP Management to the

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Company. No provision of any Applicable Law, injunction, order or decree of any
Governmental Entity is in effect that has the effect of making the transactions contemplated by this Agreement illegal or would otherwise likely have a material adverse effect on the transactions contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by such party does not and will not constitute or result in (i) a breach or violation of, or a default under, the Articles of Incorporation or By-laws of Microwave Services, (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of an Encumbrance on the Transferred Interests (with or without notice, lapse of time or both) pursuant to, any Contracts applicable to Microwave Services or the Transferred Interests or any Applicable Law or (iii) any change in the rights or obligations of Microwave Services under any Contracts applicable to it or the Transferred Interests.

                  SECTION 4.08 Consents and Approvals. Assuming the correctness of the representations by the Company in Article III, all authorizations, consents, approvals, licenses, qualifications or exemptions from, or any filings, declarations or registrations with, any Governmental Entity or any other Person required in connection with the execution, delivery or performance by it of this Agreement have been made or obtained and are in full force and effect as of the date hereof, other than authorizations, consents, approvals, licenses or qualifications the absence of which would not likely have a material adverse effect on the transactions contemplated by this Agreement.

                  SECTION 4.09 No Registration of Acquired Securities. It is aware that the Acquired Securities have not been registered under the Securities Act, that the offer and issuance of the Acquired Securities are intended to be exempt from registration under the Securities Act and the rules promulgated thereunder by the Commission, and that the Acquired Securities cannot be offered, sold, assigned, transferred, or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It is also aware that sales or transfers of the Acquired Securities are further restricted by state securities laws and that the certificates for the Acquired Securities will bear appropriate legends restricting their transfer pursuant to Applicable Laws and this Agreement.

                  SECTION 4.10 Teligent Common Stock and ICG Common Stock Rights; Consents and Acknowledgements. All the transferable rights, powers and privileges that Microwave Holdings, Microwave Services and TP Management currently enjoy with respect to the Transferred Interests, whether obtained through Applicable Law, by Contract or otherwise (the "Stock Rights"), will be transferred to the Company at the Closing, to the fullest extent that such Stock Rights may be transferred to the Company without violation of Applicable Law or the Contracts described in Section 4.01.

                  SECTION 4.11 Holding Period. As of the date hereof, Microwave Services has held the Teligent Common Stock for more than three years and TP Management has held the ICG Shares and the ICG Warrant since April 10, 2000 (such respective periods being calculated in accordance with the provisions of Rule 144(d) promulgated pursuant to the Securities Act).

                  SECTION 4.12 Suitability of Investment. (a) It is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act as presently in effect and is acquiring the Acquired Securities for its own account, or for the account of another "accredited investor" that is one of its Affiliates and that can make all of the representations contained herein, for investment purposes only and not with a view to the resale or distribution thereof;

                  (b) It will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Acquired Securities, except in accordance with applicable state and Federal securities laws and the provisions of this Agreement;

                  (c) It has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and the investment in the Acquired Securities;

                  (d) It has such knowledge and experience in financial, business and Tax matters that it can, and it has, adequately analyzed the risks of an investment in the Acquired Securities and it has determined the Acquired Securities are a suitable investment for it and that it is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in the Company; and

                  (e) It is aware that there are substantial risks incident to an investment in the Acquired Securities.

                  SECTION 4.13 Retention of Acquired Securities. It has no obligation to transfer, exchange or otherwise dispose of any of the Acquired Securities other than, with respect to the Series A Preferred Stock, as provided in Section 6 of the Certificate of Designation relating thereto, and has not engaged in negotiations with respect to any such transaction.

                  SECTION 4.14 ICG. No consent, authorization or filing with the bankruptcy court is required for TP Management to enter into the Agreement or consummate the transactions contemplated hereby.

                  SECTION 4.15 Stock Ownership. LMC owns, and will own immediately before the Closing, 1,101 shares of Class A Common Stock of the Company. LMC has no plan or intention to dispose of such share. LMC owns and has owned since the formation of TP Management, directly and through wholly owned subsidiaries, more than 50% by voting power and value of the outstanding stock of TP Management.


                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF MICROWAVE HOLDINGS

                  Microwave Holdings hereby represents, warrants and acknowledges to the Company as follows with respect to Microwave Services, except as set forth on Schedule 5.01 to this Agreement:

                  SECTION 5.01 Microwave Services. (a) All material Tax Returns required to be filed by or with respect to Microwave Services for all Taxable Periods have been timely filed. All such Tax Returns (i) were prepared in the manner required by Applicable Law, (ii) are true, correct, and complete in all material respects, and (iii) accurately reflect the liability for material Taxes of Microwave Services. All Taxes shown to be payable on such Tax Returns, and all assessments of Tax made against Microwave Services with respect to such Tax Returns, have been paid when due. No adjustment relating to any such Tax Return (insofar as such adjustment relates to Taxes of Microwave Services) has been proposed or threatened formally or informally by any taxing authority and no basis exists for any such adjustment. Materiality for purposes of this Section 5.01 shall be based on the financial condition of Microwave Services on a stand-alone basis and not relative to the financial condition of AT&T Corp. or LMC.

                  (b) True and complete copies of all Federal, state, local and foreign income Tax Returns of Microwave Services (or portions thereof that relate to Microwave Services) for Taxable Periods beginning on or after January 1, 1997, that have been requested by the Company have been provided to the Company prior to the date hereof. The statute of limitations has expired with respect to all other income Tax Returns of or including Microwave Services.

                  (c) Microwave Services has paid all material Taxes due, whether or not shown (or required to be shown) on a Tax Return.

                  (d) Microwave Services has complied in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under sections 1441 through 1464, 3401 through 3406, and 6041 through 6049 of the Code, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all material amounts required.

                  (e) None of the Tax Returns filed by Microwave Services has been or is currently being examined by the Internal Revenue Service ("IRS") or relevant state, local or foreign taxing authorities. No state of facts exists or has existed which would constitute grounds for the assessment of any material liability for Taxes of Microwave Services with respect to periods (or portions thereof) which have not been audited by the IRS or other taxing authority. There are no examinations or other administrative or court proceedings relating to Taxes of Microwave Services in progress or pending, nor has there been issued or received a revenue agent's or similar report asserting a Tax deficiency with respect to Microwave Services. There are no threatened or current actions, suits, proceedings, investigations, audits or claims relating to or asserted for material Taxes of Microwave Services and there is no basis for any such claim.

                  (f) No material written claim has ever been made by any taxing authority with respect to Microwave Services in a jurisdiction where Microwave Services does not file Tax Returns that Microwave Services is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of Microwave Services that arose in connection with any failure (or alleged failure) to pay any Taxes and, except for liens for Taxes that are not yet due and payable, there are no liens for any Tax upon any asset of Microwave Services.

                  (g) No extension of time with respect to any date on which a Tax Return was or is to be filed by or including Microwave Services is in force, and no waiver or agreement by or with respect to Microwave Services is in force for the extension of time for the assessment or payment of any Taxes. Microwave Services has not granted a power of attorney to any person with respect to any Taxable Period that will have continuing legal effect with respect to any Taxable Period (or portion thereof) beginning on or after the Closing.

                  (h) Microwave Services has not been a member of an (i) affiliated group (within the meaning of section 1504 of the Code) or (ii) affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes, other than a group of which AT&T Corp., The Associated Group, Inc. or Associated Communications Corp. is or was the common parent. Microwave Services has no current non-contingent liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (i) There are no outstanding options, warrants, securities convertible into stock, or other contractual obligations that might be treated for Federal income tax purposes as stock or another equity interest in Microwave Services.

                  (j) Microwave Services has not agreed and is not required to include in income any adjustment under either section 481(a) or section 482 of the Code (or an analogous provision of state, local, or foreign law) by reason of a change in accounting method or otherwise.

                  (k) Microwave Services is not, and has not been, a party to any agreement relating to allocating or sharing the payment of, or liability for, Taxes with respect to any Taxable Period, other than the Tax Sharing Agreement.

                  (l) Microwave Services is not a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any "excess parachute payment" within the meaning of section 280G of the Code.

                  (m) Microwave Services has not distributed the stock of any corporation in a transaction satisfying the requirements of section 355 of the Code since April 16, 1997. The stock of Microwave Services has not been distributed in a transaction satisfying the requirements of section 355 of the Code since April 16, 1997.

                  (n) Microwave Services has made (or there has been made on its behalf) all required current estimated Tax payments sufficient to avoid any underpayment penalties.

                  (o) Microwave Services does not have any deferred income reportable for a period ending after the Closing Date but that is attributable to a transaction (e.g., an installment sale) occurring in, or resulting from a change of accounting method for, a period ending on or prior to the Closing Date.


                                   ARTICLE VI

                                CERTAIN COVENANTS

                  SECTION 6.01 Confidentiality. (a) Unless otherwise agreed to in writing by the Company, each of LMC, Microwave Holdings and TP Management will, and will cause its Affiliates, directors, officers, employees and agents (such Affiliates and other Persons being collectively referred to as the applicable party's "Representatives") to, (i) keep all Confidential Information of the Company confidential and not disclose or reveal any such Confidential Information to any Person other than those Representatives who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Confidential Information, (ii) use such Confidential Information only in connection with consummating the transactions contemplated hereby and enforcing such party's rights hereunder, and (iii) not use Confidential Information in any manner detrimental to the Company. If such party is requested pursuant to, or required by, Applicable Law or by legal process to disclose any Confidential Information of the Company, it will provide the Company with prompt notice of such request(s) so that the Company may seek an appropriate protective order. Such party's obligations hereunder with respect to Confidential Information that
(i) is disclosed to a third party with the Company's written approval, (ii) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a Governmental Entity, or (iii) is required to be disclosed by Applicable Law, will, subject in the case of clauses (ii) and (iii) above to such party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. In the event this Agreement is terminated, LMC, Microwave Holdings and TP Management will, if so requested by the Company, promptly return all of the Confidential Information of the Company, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of such party or its Representatives; provided, however, that, upon termination of this Agreement, such party will not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but will destroy (or cause to be destroyed) the same promptly following such termination. The confidentiality obligations of such party contained in this Section 6.01(a) shall survive until the three-year anniversary of the Closing or the termination of this Agreement.

                  (b) For purposes of this Section 6.01, "Confidential Information" of the Company means all confidential and proprietary information about the Company (whether oral or written) that is furnished by it or its agents or representatives to LMC, Microwave Holdings or TP Management or their respective Representatives, regardless of the manner in which it is furnished. "Confidential Information" does not include, however, information which (i) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of LMC, Microwave Holdings or TP Management or their respective Representatives, (ii) was available to LMC, Microwave Holdings or TP Management or their respective Representatives on a non-confidential basis prior to its disclosure by the disclosing party, (iii) becomes available to LMC, Microwave Holdings or TP Management or their respective Representatives on a non-confidential basis from a Person other than the Company or its representatives or agents who is not otherwise bound by a confidentiality agreement with the Company or its representatives or agents, or is not otherwise prohibited from transmitting the information to LMC, Microwave Holdings or TP Management or their respective Representatives, or (iv) is independently developed by LMC, Microwave Holdings or TP Management or their respective Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information.

                  SECTION 6.02 Taxes. (a) LMC, Microwave Holdings, TP Management, the Company, IDTC, 225 Old NB Road, 226 Old NB Road, 60 Park Place and IDTA each covenant and agree, for all Tax purposes including all Tax Returns and any Tax controversies, to (and to cause any Affiliate or successor to their assets or businesses to), and LMC agrees to use commercially reasonable efforts to cause AT&T Corp. to, take each of the positions set forth below (and not to take or permit to be taken any position, action or inaction that is inconsistent therewith) unless there has been a Final Determination contrary to such position:

                  (i) the Exchange will qualify as a transfer of property to the Company by Microwave Holdings, TP Management, IDTC, 225 Old NB Road, 226 Old NB Road, 60 Park Place and IDTA governed by section 351(a) of the Code;

                  (ii) none of the Acquired Securities will be treated as other property or money under section 351(b) of the Code;

                  (iii) no income, gain or loss will be recognized by Microwave Holdings, TP Management, IDTC, 225 Old NB Road, 226 Old NB Road, 60 Park Place or IDTA upon the Exchange; and

                  (iv) none of the consideration in the Exchange will be paid or issued for services.

                  (b) LMC, Microwave Holdings, TP Management, the Company, IDTC, 225 Old NB Road, 226 Old NB Road, 60 Park Place and IDTA each agree to report to each other any communication from or with the Internal Revenue Service or any other Taxing authority that relates in any way to the characterization of the Exchange. Notwithstanding any such communication, LMC, Microwave Holdings, TP Management, the Company, IDTC, 225 Old NB Road, 226 Old NB Road, 60 Park Place and IDTA covenant and agree to (and to cause any Affiliate or successor to their assets or businesses to), and LMC agrees to use commercially reasonably efforts to cause AT&T Corp. to, continue to take each of the positions specified in
Section 6.02(a) for all Tax purposes (unless there has been a Final Determination contrary to such position).

                  (c) LMC, Microwave Holdings and TP Management agree to provide to the Company such information as is reasonably required by the Company to file its Tax Returns, including without limitation information required pursuant to Treasury Regulation Section 1.351-3(b). In addition, the parties hereto shall cooperate with respect to all matters relating to Taxes.

                  SECTION 6.03 Transfer of Assets. As soon as practicable following the Closing Date, but in any event no more than two weeks following the Closing Date (i) IDTC will transfer 260.96 shares of common stock, par value $1.00 per share, of CTM Brochure Display, Inc., a New York corporation, to the Company in exchange for 30,000 shares of Class A Common Stock, (ii) 225 Old NB Road will transfer certain real estate assets specifically described on Exhibit B to the Company in exchange for 8,151 shares of Class A Common Stock, (iii) 226 Old NB Road will transfer certain real estate assets specifically described on Exhibit B to the Company in exchange for 5,555 shares of Class A Common Stock,
(iv) 60 Park Place will transfer its interests in a limited liability company which indirectly owns certain real estate assets specifically described on Exhibit B to the Company in exchange for 1,707 shares of Class A Common Stock and (v) IDTA will transfer the assets comprising its call back business and specifically described on Exhibit B to the Company in exchange for 8,091 shares of Class A Common Stock (collectively, the "Asset Transfer"). The Asset Transfer shall be effected pursuant to agreements and instruments customary for transactions similar to the Asset Transfer. To the extent necessary, each of the Company, IDTC, 225 Old NB Road, 226 Old NB Road, 60 Park Place and IDTA will cause such agreements or instruments of transfer with respect to the Asset Transfer to be duly executed, filed or registered.

                  SECTION 6.04 Tax Covenants. (a) The income of Microwave Services (based on a closing of the books at the end of business on the Closing
Date) for the taxable period ending on the Closing Date shall be included in AT&T Corp.'s Federal consolidated income Tax Return and any state consolidated, combined or unitary income Tax Returns that are required and that include (i) Microwave Services and (ii) AT&T Corp., LMC or any of their respective Affiliates (excluding Microwave Services), and LMC shall file (or cause to be filed) and be responsible for remitting (or causing to be remitted) all Taxes reflected on such Tax Returns. The portion of any such Tax Returns relating to Microwave Services shall be subject to the review and approval of the Company prior to filing, which approval shall not be unreasonably withheld. In addition, LMC shall prepare or cause to be prepared, and shall file or caused to be filed, in a manner consistent with past practice, all Tax Returns required to be filed with respect to Microwave Services or its operations for all taxable periods ending on or before the Closing Date, and LMC shall be responsible for remitting (or causing to be remitted) all Taxes reflected on such Tax Returns. Such Tax Returns shall be subject to the review and approval of the Company prior to filing, which approval shall not be unreasonably withheld.

                  (b) The Company shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of Microwave Services other than those described in Section 6.04 (a). Any Straddle Tax Return shall be subject to the review and approval of LMC prior to filing, which approval shall not be unreasonably withheld. With respect to any Straddle Tax Return, LMC shall pay to the Company upon demand by the Company at the time of filing, all Taxes attributable to the Taxable Period ending on the Closing Date.

                  (c) In the case of any taxable period that includes (but does not end on) the Closing Date, Taxes of Microwave Services for the period ending on the Closing Date shall be (i) in the case of any Tax based on or measured by income, sales or gross receipts, equal to the amount computed as if such taxable period ended as of the close of business on the Closing Date and (ii) in the case of Taxes other than those described in (i) above, equal to the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period.

                  (d) LMC shall cause all contracts, agreements, or intercompany account systems under which Microwave Services may at any time have an obligation to share the payment of any portion of a Tax (or any amount calculated with reference to any portion of a Tax), including without limitation the Tax Sharing Agreement, to be terminated with respect to Microwave Services as of the Closing Date, or, in the case of the Tax Sharing Agreement, as soon as possible thereafter, and, upon such termination, Microwave Services shall be released from any liability thereunder, effective as of the Closing Date.

                  (e) In connection with the closing of the transactions contemplated hereunder, each of LMC and TP Management hereby agrees to deliver to Dewey Ballantine LLP an officer's certificate, which certificate shall be in substantially the same form as the form of officer's certificate delivered to LMC on or before the date hereof, containing certain representations relating to certain tax matters acceptable to Dewey Ballantine LLP. In addition, each of LMC and TP Management hereby agrees to deliver to Dewey Ballantine LLP, as reasonably requested after the Closing, a supplemental officer's certificate containing certain additional representations relating to certain tax matters acceptable to Dewey Ballantine LLP. Notwithstanding anything to the contrary in such officer's certificates or in this Agreement, and without in any way limiting the indemnification obligations set forth in Article IX hereof, neither LMC, TP Management nor the officers executing such certificates shall have any liability with respect to the representations set forth in such certificates.

                  SECTION 6.05 Additional Covenants. (a) Subject to the terms and conditions hereof, IDTC shall cause each of the Company, IDTA, 225 Old NB Road, 226 Old NB Road and 60 Park Place to perform its obligations under this Agreement, including without limitation the payment of any and all amounts due to the Purchaser Indemnified Parties under Section 9.02 hereof. With respect to any obligations for the payment of money, if the Company, IDTA, 225 Old NB Road, 226 Old NB Road or 60 Park Place, as applicable, fails to pay such amount, IDTC will promptly pay such amount, without any requirement to exhaust all remedies against the Company, IDTA, 225 Old NB Road, 226 Old NB Road or 60 Park Place, as applicable, and IDTC hereby waives all rights it would otherwise have as a guarantor pursuant to Applicable Law.

                  (b) Subject to the terms and conditions hereof, LMC shall cause each of Microwave Holdings and TP Management to perform its obligations under this Agreement, including without limitation the payment of any and all amounts due to the Company Indemnified

Parties under Sections 9.03 and 9.04 hereof. With respect to any obligations for the payment of money, if Microwave Holdings or TP Management, as applicable, fails to pay such amount, LMC will promptly pay such amount, without any requirement to exhaust all remedies against Microwave Holdings or TP Management, as applicable, and LMC hereby waives all rights it would otherwise have as a guarantor pursuant to Applicable Law.

                  (c) Pursuant to Section 4.10, LMC shall execute and deliver at the Closing a writing evidencing the assignment by LMC of its rights under the Registration Rights Agreement dated as of April 7, 2000 between ICG and certain purchasers named therein (the "ICG Registration Rights Agreement").

                  SECTION 6.06 Books and Records. Upon the Closing, Microwave Services will be in possession of all books and records, including financial and Tax information, relating to it.


                                  ARTICLE VII

                  SECTION 7.01 Transfer Limitations; 1933 Act Legend. (a) Until the consummation of an underwritten initial public offering of at least $10 million of the Company's equity (an "IPO"), neither Microwave Holdings nor TP Management shall offer, transfer, pledge, encumber, contract to do any of the foregoing or otherwise transfer or dispose of, whether or not for or without consideration ("Transfer") any of the Acquired Securities or any interest therein without the prior written consent of the Company, which consent shall not be unreasonably withheld, and any purported transfer in the absence of such written consent shall be void for all purposes. Notwithstanding the foregoing, at any time following the one year anniversary of the Closing Date, Microwave Holdings or TP Management may Transfer the Acquired Securities to any of their respective Affiliates, provided that such Affiliate agrees in writing with the Company to be bound hereby with the same effect as if were named herein in lieu of Microwave Holdings or TP Management, as the case may be.

                  (b) Unless Transferred pursuant to an effective registration statement, or as described in Section 7.01(c), each certificate representing Acquired Securities shall bear a legend substantially in the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS UNLESS SUCH TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED PURSUANT TO RULE 144 UNDER THE ACT OR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS AS SET FORTH IN THE STOCK EXCHANGE AGREEMENT, DATED APRIL 18, 2001 BY AND AMONG THE COMPANY AND IDT CORPORATION, IDT AMERICA CORP., 225 OLD NB ROAD,

         INC., 226 OLD NB ROAD, INC., 60 PARK PLACE HOLDING COMPANY, INC., LIBERTY MEDIA CORPORATION, MICROWAVE HOLDINGS, L.L.C. AND LIBERTY TP MANAGEMENT, INC., A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY."

                  (c) Microwave Holdings or TP Management may cause the Company to remove, or cause to be removed, the first sentence of the legend set forth in
Section 7.01 from certificates representing any of the Shares upon delivery to the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that Transfers of the Shares represented thereby would not be subject to the registration requirements of the Securities Act by operation of Rule 144(k) promulgated thereunder or otherwise. The Company shall remove, or cause to be removed, the second sentence of the legend set forth in Section 7.01 as promptly as practicable following consummation of an IPO.


                                  ARTICLE VIII

                              DELIVERIES AT CLOSING

                  SECTION 8.01 Deliveries by the Company at the Closing. At the Closing, the Company shall deliver, or shall cause to be delivered:

                  (a) to Microwave Holdings, (i) a certificate or certificates representing an aggregate of 7,500 shares of Class B Common Stock and (ii) a certificate or certificates representing an aggregate of 30,000 shares of Series A Preferred Stock, each such certificate issued in the name of Microwave Holdings; and

                  (b) to TP Management, (i) a certificate or certificates representing an aggregate of 2,500 shares of Class B Common Stock, (ii) a certificate or certificates representing an aggregate of 10,000 shares of Series A Preferred Stock, each such certificate issued in the name of TP Management.

                  SECTION 8.02 Deliveries by Microwave Holdings at the Closing. At the Closing, Microwave Holdings shall deliver, or shall cause to be delivered to the Company, a certificate or certificates representing the Microwave Services Stock and a stock power or stock powers, duly executed in blank, sufficient to transfer the Microwave Services Stock to the Company.

                  SECTION 8.03 Deliveries by TP Management at the Closing. At the Closing, TP Management shall deliver, or cause to be delivered to the
Company:

                  (a) a certificate representing the ICG Shares and a stock power or stock powers, duly executed in blank, sufficient to transfer the ICG Shares to the Company;

                  (b) the ICG Warrant and duly executed instruments of transfer sufficient to transfer the ICG Warrant to the Company; and

                  (c) a writing evidencing the assignment to the Company by LMC of LMC's rights under the ICG Registration Rights Agreement.

                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

                  SECTION 9.01 Survival. The representations and warranties contained in this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto or by any Person on their behalf for a period of three years following the Closing Date, provided that all representations and warranties with respect to any Tax, or under Sections 4.13 and 4.15, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing and shall terminate and expire thereafter on the lapse of the applicable statute of limitations (including any extensions thereof). The covenants and agreements of the parties contained in this Agreement shall survive the execution and delivery of this Agreement, and the Closing hereunder, and shall remain in full force for the applicable periods described therein or, if no such period is specified, indefinitely.

                  SECTION 9.02 Indemnity by the Company and IDTC. The Company and IDTC jointly and severally hereby agree to indemnify and hold harmless, on an after-Tax basis, each of Microwave Holdings and TP Management and their respective directors, officers, partners, managers, members, employees, Affiliates, successors and assigns (each an "Acquiror Indemnified Party") from and against:

                  (a) any and all damages, losses, Taxes, liabilities, claims, judgments, penalties, costs and expenses (including amounts paid in investigation or settlement and reasonable attorneys' fees, expert fees and litigation expenses) direct or indirect, known or unknown, foreseeable or unforeseeable (collectively, "Losses"), resulting to any Acquiror Indemnified Party from or in connection with any breach of a representation or warranty of the Company contained in this Agreement; and

                  (b) any and all Losses incurred or suffered by any Acquiror Indemnified Party and based upon, attributable to or resulting from the breach or nonfulfillment of any agreement, covenant or condition on the part of the Company, IDTC, IDTA, 225 Old NB Road, 226 Old NB Road or 60 Park Place, as applicable, contained in this Agreement.

                  SECTION 9.03 Indemnity by Microwave Holdings, TP Management and LMC. Each of Microwave Holdings, TP Management and LMC jointly and severally, hereby agrees to indemnify and hold harmless, on an after-Tax basis, the Company and its directors, officers, partners, managers, members, employees, Affiliates, successors and assigns (each a "Company Indemnified Party") from and against:

                  (a) any and all Losses, resulting to any Company Indemnified Party from or in connection with any breach of a representation or warranty of Microwave Holdings or TP Management, as applicable, contained in this Agreement;

                  (b) any and all Losses incurred or suffered by any Company Indemnified Party and based upon, attributable to or resulting from the breach or nonfulfillment of any agreement, covenant or condition on the part of LMC, Microwave Holdings or TP Management, as applicable, contained in this Agreement;

                  (c) any and all Losses incurred or suffered by any Company Indemnified Party and based upon, attributable to or resulting from any liability of Microwave Services with respect to any pre-Closing period, including without limitation, liabilities relating to the Teligent Stockholders Agreement, the Tax Sharing Agreement or any other Contract described in Section 4.01 hereof; and

                  (d) any and all Losses incurred or suffered by any Company Indemnified Party and based upon, attributable to or resulting from the inclusion, directly or indirectly, of Microwave Services in the Tax Sharing Agreement at any time after the Closing Date.

                  SECTION 9.04 Tax Indemnification. Microwave Holdings, TP Management and LMC jointly and severally hereby agree to indemnify and hold harmless, on an after-Tax basis, each Company Indemnified Party from and against any and all Taxes (including, without limitation, reasonable expenses of investigation and reasonable attorneys' and accountants' fees and expenses in connection with any action, suit or proceeding) actually incurred or suffered at any time by any Company Indemnified Party arising out of or attributable to (i) any misrepresentation, inaccuracy or breach of any representation, warranty, covenant, agreement or promise related to Taxes by Microwave Holdings, TP Management or LMC contained in this Agreement, (ii) any and all Taxes for any Taxable Period ending on or before the Closing Date, or (iii) any and all Taxes, whether determined on a separate, consolidated, combined, group or unitary basis, including any penalties and interest in respect thereof, of Microwave Services (A) pursuant to Treas. Reg. Section 1.1502-6 or any comparable provision of state, local, or foreign law with respect to any Taxable Period beginning on or before the Closing Date (excluding any Tax for a Taxable Period which includes the Closing Date with respect to which Microwave Services is included in a consolidated, combined or affiliated group with IDTC, the Company or any of their respective Affiliates or any successor or transferee of the foregoing) or (B) pursuant to any guaranty, indemnification, Tax sharing, or similar agreement made on or before the Closing (other than any agreement to which IDTC or any of its Affiliates (other than Microwave Services) is a party) relating to the sharing of liability for, or payment of, Taxes.

                  SECTION 9.05 Indemnification Procedures. (a) In the event that any third-party judicial, administrative or arbitral action, suit, proceeding (public or private), claim or governmental proceeding (collectively, "Legal Proceedings") shall be instituted or any third-party claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under
Article IX hereof, the Company Indemnified Party or Acquiror Indemnified Party, as the case may be (in either case referred to herein generally as an "Indemnified Party"), shall promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the party from whom the Indemnified Person seeks indemnity (the "Indemnifying Party"). Except in the case of Claims related to Tax for Taxable Periods ending on or before the Closing Date with respect to which AT&T Corp. exercises its control in the place of the Indemnifying Party, but only in the event that the Indemnifying Party is not IDTC or the Company (an "AT&T Tax Claim"), the Indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which counsel must be reasonably satisfactory to the Indemnified Party, and to assume the defense of, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the Indemnifying Party (or AT&T Corp. in the case of an AT&T Tax Claim) elects to assume the defense of, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, the Indemnifying Party shall within fifteen (15) Business Days of receipt of written notice of the assertion of a Claim notify the Indemnified Party of its (or AT&T Corp.'s) intent to do so. If each of AT&T Corp. (with respect to an AT&T Tax Claim) and the Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder the Indemnified Party may defend against, negotiate, settle, or otherwise deal with such Claim. If the Indemnifying Party (or AT&T

Corp. in the case of an AT&T Tax Claim) fails to notify the Indemnified Party of its election as herein provided or the Indemnifying Party contests its obligation to indemnify the Indemnified Party for such Losses under this Agreement, the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Claim. In such event, if the Indemnified Party defends any Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the reasonable expenses of defending such Claim upon submission of periodic bills. If the Indemnifying Party shall assume the defense of any Claim, the Indemnified Party may participate, at his or its own expense, in the defense of such Claim unless such Claim is an AT&T Tax Claim, in which case such right of participation shall be subject to the prior approval of AT&T Corp. (and LMC agrees to use commercially reasonable efforts to obtain such AT&T Corp. approval); provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if, (i) so requested by the Indemnifying Party to participate or (ii) in the opinion of counsel to the Indemnifying Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim. No Indemnified Party shall have the right, without the Indemnifying Party's prior written consent (which consent will not be unreasonably withheld or delayed), to settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under Article IX hereof.

                  (b) The failure of the Indemnified Party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the Indemnifying Party's obligations with respect thereto except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure.

                  SECTION 9.06 Exclusive Remedy. Each of the parties hereto agrees that, from and after the Closing, its sole and exclusive remedies with respect to any and all claims against the other party relating to the subject matter of this Agreement shall be pursuant to this Article IX or Section 10.09 hereof.


                                   ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01 Successors and Assigns. This Agreement may not be assigned by any party without the prior written consent of each other party hereto and any attempted or purported assignment without such consent shall be void. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  SECTION 10.02 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to conflicts of law principles of such state. Each of the Company, LMC, Microwave Holdings and TP Management hereby submits to the nonexclusive jurisdiction of the Second Judicial District Court, Washoe County, Nevada for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and LMC irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  SECTION 10.03 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

                  SECTION 10.04 Captions and Headings. The captions and headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

                  SECTION 10.05 Notices. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or one business day after deposit with an internationally recognized overnight courier service, delivery fees prepaid, or three business days after the deposit with the U.S. mail, return receipt requested, postage prepaid, and in each case, addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided that any notice of change of address shall be deemed effective only upon receipt:

         If to the Company, to:

         2325B Renaissance Drive
         Las Vegas, Nevada 89119
         Attn: Chief Financial Officer
         Fax:  (702) 966-4247

         If to IDTC or IDTA, to such party at:

         IDTC and IDTA
         520 Broad Street
         Newark, NJ 07102
         Attn: President
         (973) 438-1503

         If to 225 Old NB Road or 226 Old NB Road, to such party at:

         225 Old NB Road and 226 Old NB Road
         c/o IDT Technology
         225 Old New Brunswick Road
         Piscataway, NJ 08854
         Attn: Zack Novoseller

         If to 60 Park Place, to:

         60 Park Place
         c/o IDT Corporation
         520 Broad Street
         Newark, NJ 07102
         Attn: Elliot Hirsch

         In all cases, with a copy to:

         IDT Corporation
         520 Broad Street
         Newark, New Jersey 07102
         Attn:  President
         Fax:  (973) 438-1503

         and also to:

         Dewey Ballantine LLP
         1301 Avenue of the Americas
         New York, New York 10019
         Attn: Jonathan Freedman
               Hershel Wein
         Fax:  (212) 259-6333

         If to LMC, Microwave Holdings or TP Management, to such party at:

         9197 South Peoria
         Englewood, Colorado 80112
         Attn:  General Counsel
         Fax: (720) 875-5440

         with a copy to

         Baker Botts L.L.P.
         599 Lexington Avenue
         Suite 2900
         New York, New York  10022
         Attn:  Robert W. Murray Jr.
         Fax:  (212) 705-5125

                  SECTION 10.06 Amendments and Waivers. The terms of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all of the parties hereto.

                  SECTION 10.07 Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  SECTION 10.08 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and discussions between them.

                  SECTION 10.09 Specific Enforcement. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this

Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION 10.10 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                  SECTION 10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 10.11 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

                       [Signatures on the following page.]

IN WITNESS WHEREOF, the parties have executed this Stock Exchange Agreement as of the date first above written.

                                IDT INVESTMENTS INC.


                                By:    /s/ Howard Millendorf
                                   ----------------------------------------
                                     Name:  Howard Millendorf
                                     Title: President


                                By:   /s/ Jonathan Levy
                                   ----------------------------------------
                                     Name:  Jonathan Levy
                                     Title: Secretary


                                IDT CORPORATION
                                solely for purposes of Sections 6.03 and 6.05 and Article IX


                                By:   /s/ Joyce J. Mason
                                   ----------------------------------------
                                     Name:  Joyce J. Mason
                                     Title: Secretary

                                IDT AMERICA, CORP.


                                By:   /s/ Joyce J. Mason
                                   ----------------------------------------
                                     Name:  Joyce J. Mason
                                     Title: Secretary

                                225 OLD NB ROAD, INC.


                                By:   /s/ Joyce J. Mason
                                   ----------------------------------------
                                     Name:  Joyce J. Mason
                                     Title: Secretary
                                226 OLD NB ROAD, INC.


                                By:   /s/ Joyce J. Mason
                                   ----------------------------------------
                                     Name:  Joyce J. Mason
                                     Title: Secretary

                                60 PARK PLACE HOLDING COMPANY, INC.


                                By:   /s/ Joyce J. Mason
                                   ----------------------------------------
                                     Name:  Joyce J. Mason
                                     Title: Secretary

                               LIBERTY MEDIA CORPORATION
                               solely for purposes of Sections 6.01, 6.02, 6.04,
                               6.05 and 10.02 and Article IX


                               By:   /s/ Gary S. Howard
                                  ----------------------------------------
                                    Name:  Gary S. Howard
                                    Title: Executive Vice President

                               MICROWAVE HOLDINGS, L.L.C.

                               By: AGI LLC, its sole member


                               By:   /s/ Gary S. Howard
                                  ----------------------------------------
                                    Name:  Gary S. Howard
                                    Title: Executive Vice President:


                               LIBERTY TP MANAGEMENT, INC.


                               By:   /s/ Gary S. Howard
                                  ----------------------------------------
                                    Name:  Gary S. Howard
                                    Title: Executive Vice President

                                                                       Exhibit B


                           MEMORANDUM OF UNDERSTANDING


         This Memorandum of Understanding dated as of April __, 2001(this "MOU") by and between IDT Corporation, a Delaware corporation ("IDT") and Liberty Media Corporation, a Delaware corporation ("Liberty").

                                   WITNESSETH

         Whereas, Liberty is a leading multi-national media and telecommunications company with significant interests in North America, Latin America and Europe, and in the media, advertising, cable and telecommunications industries, among others;

         Whereas, IDT is a leading telecommunications company, with interests in the United States, Latin America and Europe;

         Whereas, Liberty presently is a significant shareholder in IDT;

         Whereas, IDT and Liberty wish to expand and strengthen their strategic relationship; and

         Whereas, the businesses and subsidiaries and affiliates of Liberty and IDT have significant potential for synergy, and Liberty and IDT desire to explore ways to generate added value by leveraging each other's strengths.

         NOW, THEREFORE, in consideration of the premises and the mutual agreement contained herein, the parties hereto agree as follows:


Section 1. Areas of Potential Collaboration.

         The parties agree to explore a variety of business collaboration opportunities including, but not limited to, the following:

         i) Distribution and promotion of private label prepaid calling cards, using IDT's debit platform, technology and termination capabilities and Liberty's relationship with its affiliates to utilize their brand and media outlets. Such a relationship would pair IDT's leading prepaid card distribution infrastructure, with particular strength in the Hispanic market, with Liberty's numerous leading media brands, including in the Hispanic markets, reinforcing and broadening both sides' brands;

         ii) Promotion of a private label consumer long distance product using Liberty's leading media brands and outlets and IDT's telecommunications technology and assets. Such a relationship would allow for greater penetration of the Hispanic long distance telephone market and improved marketing potential;

         iii) Cable telephony development in Liberty's European cable properties using the industry-leading VoIP technology and products of Net2Phone, Inc., a company in which IDT is a significant investor. Such a relationship would permit Liberty's cable properties to expand their product offerings and revenues and would generate additional revenue and brand distribution for Net2Phone, ultimately resulting in an improved value to IDT's holdings;

         iv) Acquisition by IDT Investments, Inc., an IDT subsidiary, of Liberty's existing interests in Teligent and ICG. Such a relationship will provide IDT with an economic interest in telecommunication assets which it presently lacks and has long been interested in, namely, "last mile" technologies, and will provide Liberty a means of divesting itself of assets it no longer wishes to hold.

         v) Rights of Liberty to invest in IDT Telecom, an IDT subsidiary, both in the immediate future in advance of an IPO and also at the IPO price, concurrent with the initial public offering of shares of common stock of IDT Telecom. Such a relationship will provide significant investment growth potential for Liberty and add credibility and strength to the public offering;


Section 2.  Devotion of Resources.

Each of Liberty and IDT shall devote such resources, including personnel, as may be necessary to fully explore, plan and execute the opportunities noted above, as well as other opportunities as they may arise.


Section 3.  Non-binding Nature.

Nothing in this document shall be construed as to create a binding obligation or claim by or on either IDT or Liberty. The parties agree to use reasonable efforts to find the most promising areas of collaboration, but shall be under no obligation to finalize or execute any agreement for any such collaboration.


Section 4.  Term.

The provision of this MOU shall extend for a period of one year following its execution, and may be further extended as the parties may agree to in writing.


                       [Signatures on the following page]

IN WITNESS WHEROF, the parties have executed this MOU as of the date first above written.


                                          IDT CORPORATION

                                          By:   /s/ Joyce J. Mason
                                             ---------------------------------
                                              Name:  Joyce J. Mason
                                              Title: Secretary



                                          LIBERTY MEDIA CORPORATION

                                          By:   /s/ Charles Y. Tanabe
                                             ---------------------------------
                                              Name:  Charles Y. Tanabe
                                              Title: Senior Vice President